POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint each of, David Potts and Patrick Macken his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of ARRIS International plc (“ARRIS”), a public limited company organized in England and Wales, to any and all reports to the Securities and Exchange Commission on Form ID and reports on Forms 3, 4, 5 or 144 with respect to transactions or holdings by the undersigned in equity securities issued by ARRIS and to any and all amendments to such reports, giving and granting unto each such attorney-in-fact full power and authority to do and performance every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall expire on the date the undersigned is no longer required to file Form 3, 4, 5 or 144 reports with the Securities and Exchange Commission with respect to holdings of and transactions in securities issued by ARRIS, unless revoked in writing prior thereto.

IN WITNESS WHEREOF, this Power of Attorney has been signed in Hong Kong, Hong Kong, this 8th day of November, 2016.

By:

/s/ Stephen J. McCaffery

Name:

Stephen J. McCaffery

Title:

Managing Director, International Sales & Operations

In the presence of:

/s/ Tim Gropp

Signature of Witness

Name of Witness:

Tim Gropp

Address:

9800 E. Geddes Ave.

Englewood, CO 80112

Occupation:

Sr. VP of Sales, APAC